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                                                                   EXHIBIT 10.16

October 1, 1997


C. Everett Koop, M.D.
Chairman
Personal Medical Records, Inc.
5924 Maplewood Park Place
Bethesda, MD 20814


Dear Dr. Koop,

This letter shall reduce to writing our various conversations regarding your efforts as a consultant for Personal Medical Records, Inc. (PMRi). It is understood by the parties to this agreement that this agreement is separate and apart from the likeness agreement between you and PMRi.

This agreement, when fully executed, shall obligate PMRi and yourself, as follows:

1. TERM OF AGREEMENT: The term of this consulting agreement shall be for three years starting on October 1, 1997 effective through September 30, 2000.

2.  SERVICES TO BE RENDERED BY DR. C. EVERETT KOOP (Koop):

    a. Koop shall be a Director and assume the position of Chairman of the Board of PMRi for the term of this agreement.

    b.  Koop shall help organize and manage PMRi's Medical Advisory Board.

    c. From time to time, at the request of PMRi, Koop shall be asked to speak at health, medical or computer conferences and at PMRi client's and potential client's headquarters; in such cases, Koop shall have the option to refuse any and all such requests.

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    d.  Koop shall have the right to review and approve content developed by third parties for use by PMRi in their business development.

3.  COMPENSATION:

    a.  For services rendered, Koop shall be paid a consulting fee as follows:

        YEAR ONE:

        October 1997 through September 1998                    $100,000
        Payable monthly as follows:
              October 1997 - August 1998                       $8333.33
              September 1998                                   $8333.37

        YEAR TWO:

        October 1998 through September 1999                    $135,000
        Payable monthly as follows:
              October 1998 - September 1999                    $11,250.00

        YEAR THREE:

        October 1999 through September 2000                    $150,000
        Payable monthly as follows:
              October 1999 - September 2000                    $12,500.00

        Monthly fees will be paid from this agreement; no invoices will be sent by Koop to PMRi.

        Payment will be made to C. Everett Koop and mailed to:

        Dr. C. Everett Koop
        5924 Maplewood Park Place
        Bethesda, MD 20814

4. EXPENSES: Travel and lodging expenses shall be reimbursed monthly; Koop shall provide receipts for all expenses when available; expenses shall be submitted to PMRi and paid monthly to Koop.

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5.  This agreement constitutes the entire agreement between the parties and supersedes any and all previous consulting agreements written or oral.

6.  This agreement shall be construed under the laws of the State of Texas.


Agreed to and Accepted By:


\s\ C. Everett Koop                      Date October 1, 1997
--------------------------                    ---------------
C. Everett Koop



Agreed to and Accepted By:


\s\ Donald Hackett                       Date October 1, 1997
--------------------------                    ---------------
Donald Hackett
President/CEO, PMRi

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